UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)
October 9, 2019

Walmart Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716-0215
(Address of Principal Executive Offices) (Zip code)

Registrant's telephone number, including area code
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	WMT	New York Stock Exchange
1.900% Notes Due 2022		New York Stock Exchange
2.550% Notes Due 2026		New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 9, 2019, Gregory S. Foran, age 58, the Company’s Executive Vice President, President and Chief Executive Officer, Walmart U.S., notified Walmart Inc. (the “Company”) of his intent to separate from employment with the Company, effective as of the close of business on January 31, 2020. Beginning on November 1, 2019, Mr. Foran will continue to be employed by the Company and serve as an Executive Vice President of the Company in a transitional role reporting to the Company’s President and Chief Executive Officer until January 31, 2020, at which time his employment with the Company will end. Mr. Foran has served as Executive Vice President, President and Chief Executive Officer of the Company’s Walmart U.S. segment since August 2014. Prior to his appointment to his current role, Mr. Foran served in a variety of roles since joining the Company in October 2011, including as Executive Vice President, President and CEO of a regional management team responsible for the Company’s retail operations in Asia, and as President and Chief Executive Officer of Walmart China.
On October 10, 2019, John R. Furner, age 45, was appointed Executive Vice President, President and Chief Executive Officer of the Company’s Walmart U.S. segment, effective November 1, 2019. In this position, Mr. Furner will continue to report to the Company’s President and Chief Executive Officer. Since February 2017, Mr. Furner has served as Executive Vice President, President and Chief Executive Officer of the Company’s Sam’s Club segment. From October 2015 through January 2017, Mr. Furner served as Executive Vice President and Chief Merchandising Officer of Sam’s Club. Previously, Mr. Furner served in a variety of roles with the Company, including Senior Vice President and Chief Merchandising Officer of Walmart China from January 2013 to October 2015; Senior Vice President, Home and Apparel and Global Sourcing from January 2012 to January 2013; and Senior Vice President, Proprietary Brands and Merchandising Solutions from May 2011 to January 2012. Mr. Furner joined the Company as an hourly store associate in 1993 and served in a variety of roles including store manager, district manager, and buyer before being promoted to Vice President-Divisional Merchandise Manager in 2006.
The Company issued a press release today announcing the resignation of Mr. Foran and the appointment of Mr. Furner to his new role. A copy of the press release is furnished as Exhibit 99.1 to this report.
The Company has previously entered into a post-termination agreement and covenant not to compete with Mr. Furner dated May 7, 2011 (the “Non-Compete Agreement”). The Non-Compete Agreement is substantially similar to the form of post termination agreement and covenant not to compete that is attached as Exhibit 10(g) to the Company’s Form 10-K filed on March 28, 2019. The Non-Compete Agreement prohibits Mr. Furner, for a period of two years following termination of employment with the Company for any reason, from participating in a business that competes with the Company and from soliciting the Company’s associates for employment. The Non-Compete Agreement also provides that, if Mr. Furner’s employment is terminated by the Company for any reason other than for a violation of the Company’s policies, the Company will continue to pay his base salary for two years following termination of employment.
On October 10, 2019, the Compensation and Management Development Committee (the “CMDC”) of the Company’s Board of Directors approved changes to Mr. Furner’s compensation in connection with his new role. Specifically, effective November 1, Mr. Furner’s base salary will be $925,000 annually. Mr. Furner will continue to be eligible for an annual cash incentive under the Company’s Management Incentive Plan (the “MIP”), based on performance criteria established by the CMDC. For the Company’s fiscal year ending January 31, 2020 (“fiscal 2020”), Mr. Furner’s target cash incentive payment under the MIP continues to be 180% of his base salary, with a maximum possible payout of 225% of his base salary. Mr. Furner will continue to be eligible to receive an annual equity award, generally consisting of a combination of restricted stock and performance-based restricted stock rights. The CMDC typically grants annual equity awards to the Company’s executive officers each January.
Jason Turner, the brother-in-law of Mr. Furner, served as a store manager for a Walmart Neighborhood Market during the fiscal year ending January 31, 2019 (“fiscal 2019”). For fiscal 2019, Walmart paid Mr. Turner a salary of approximately $87,800, a payment pursuant to the Company’s cash incentive plan of approximately $33,000, and other benefits totaling approximately $13,600 (including Walmart’s matching contributions to Mr. Turner’s 401(k) Plan account and health insurance premiums). Mr. Turner continues to be an associate of the Company and currently works as a management associate at the Company’s home office. During fiscal 2020, the Company anticipates that he may receive compensation and other benefits in amounts similar to or greater than those he received during fiscal 2019.
In connection with his separation from employment, the Company and Mr. Foran entered into an agreement in principle regarding the terms of Mr. Foran’s separation from the Company under which Mr. Foran will receive payments totaling $4,827,775 in multiple installments through January 2022. Mr. Foran is also prohibited, for a period of two years following his separation from employment, from participating in a business that competes with the Company that exceeds certain revenue thresholds, and from soliciting the Company’s associates for employment. It is anticipated that the Company and Mr. Foran will enter into a written agreement memorializing these terms at a future date.
Item 9.01.    Financial Statements and Exhibits
99.1    Press release dated October 10, 2019 announcing certain management changes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 10, 2019

WALMART INC.

By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Senior Vice President, Office of the Corporate Secretary, and Chief Counsel for Finance and Governance